Exhibit 4.1

STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (this “Agreement”) is made and entered into as of February 10, 2017 (the “Grant Date”) by and between BioLargo, Inc., a Delaware corporation (the “Company”), and Charles K. Dargan II, an individual (“Optionee”). Capitalized terms used herein without definition shall have the meanings given to them in Appendix “A” attached hereto and incorporated herein by this reference).

RECITALS

A. Optionee has entered into an Engagement Extension Agreement with the Company on February 10, 2017, pursuant to which he is serving as the Company's Chief Financial Officer.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Stock Option. The Company hereby grants to Optionee a Non-Qualified Stock Option (the “Option”) to purchase, upon and subject to the terms and conditions of this Agreement, all or any part of three hundred thousand (300,000) shares of BioLargo, Inc. common stock at a per share exercise price of $0.69 (the “Per Share Exercise Price”).

2. Vesting. This Option vests (i) 125,000 shares at issuance, and then (ii) in equal monthly installments of 25,000 shares beginning March 1, 2017, so long as the Engagement Extension Agreement dated February 10, 2017, between Optionee and BioLargo remains in force and effect.

3. Manner of Exercise and Payment.

3.1     Optionee shall exercise the Option by giving (a) written notice of such exercise to the Company, specifying the number of shares of Stock with respect to which such Option is being exercised, together with (b) payment of the full purchase price for such shares, by wire transfer to a Company account designated by the Company or by unendorsed certified or cashier’s check, equal to the number of shares to be purchased multiplied by the Per Share Exercise Price.

3.2     Cashless Exercise. In lieu of exercising this Option by payment in cash or check, Optionee may elect to pay the Per Share Exercise Price by reducing the number of Shares issuable upon exercise of this Option in accordance with the following formula:

X =	Y(A-B)
A

Where:	X = the number of Shares to be issued to the Optionee.

Y = the number of Shares requested to be exercised under this Option.

A = the Fair Market Value of one (1) Share of Common Stock as of the date such Option is exercised.

B = the Per Share Exercise Price.

3.1. Effective Date of Exercise. The date upon which such written notice is given and payment of the full purchase price is received by the Company shall be the exercise date for the Option; in the event of a cashless exercise, the date upon which such written notice is given shall be the exercise date for the Option. From such exercise date, Optionee shall be entitled to the issuance of a stock certificate evidencing Optionee’s ownership of the shares of Stock acquired pursuant to such exercise (but subject to Section 8 hereof). Optionee shall not have any of the rights or privileges of a stockholder of the Company (including, without limitation, rights to distributions, voting rights, inspection rights, dissenter’s rights, rights to bring a derivative action, or other rights of a shareholder under applicable corporate law) in respect of any shares of Stock issuable upon exercise of such Option until and only to the extent such Option is exercised and certificates representing such shares shall have been issued and delivered.

3.2. No Fractional Shares. No installment of such Stock Option shall be exercisable except with respect to whole shares.

4. Termination.

4.1. In General. The Option granted under Section 1 hereof, to the extent unexercised, shall terminate at the close of business on the tenth (10th) anniversary of the Grant Date.

4.2. Change of Control. Notwithstanding the provisions Section 2 above, any portion of the Option which has not yet vested shall be immediately vested in the event of, and prior to, a Change of Control. If, in connection with the Change of Control, this Option is not assumed, or if a substitute Option is not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Option prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Optionee as of the date of the Change of Control, including but not limited to the right of the Optionee to receive shares upon exercise of the Option that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s expiration date), to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award. If the Board (or the Committee) so determines prior to the Change of Control, any such Option that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

5. Non-Transferability. Neither Optionee nor any successor or assignee thereof shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the Option granted under Section 1 hereof, other than by will or by the laws of descent and distribution, and such Option shall be exercisable during Optionee’s lifetime only by Optionee; nor shall all or any part of such Option be subject to seizure by any creditor of any such person, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of the bankruptcy or insolvency of Optionee or any successor or assignee thereof. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Company shall thereupon have no further liability hereunder.

6. Compliance With Securities and Tax Laws. No shares of Stock shall be issued pursuant to the exercise of the Option except in compliance with all applicable federal and state securities and tax laws and regulations and in compliance with rules of stock exchanges on which the Stock may be listed. In furtherance of the foregoing and not in order to limit the generality of the foregoing in any way:

6.1. Representation. The Company, as a condition to the issuance of such shares, may require the person exercising Option to represent and warrant at the time of such exercise that any shares of Stock acquired upon exercise are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under any applicable law, regulation or rule of any governmental agency.

6.2. Notice of Sale. The person acquiring such shares shall give the Company notice of any sale or other disposition of any such shares not less than ten (10) days after such sale or other disposition.

6.3. Withholding. Optionee acknowledges and agrees that the Company, in order to fulfill its withholding obligations under any federal, state or local tax law upon exercise of the Stock Option, may (a) withhold such sums from other compensation due Optionee, (b) require Optionee to pay to the Company such amounts as a condition to the delivery of shares pursuant to such exercise, or (c) sell shares that would otherwise be delivered to Optionee upon exercise of the Option in order to raise cash in the necessary amount.

7. Miscellaneous.

7.1. Complete Agreement. This Agreement, and any appendices, schedules, exhibits or documents referred to herein or executed contemporaneously herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior written, and all prior and contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof; whether express or implied. All schedules, appendices and exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein.

7.2. Payments Subject to Creditors. Payments to Optionee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company; and no person, other than the Company, shall have, by virtue of the grant of the Option hereunder, any interest in such assets. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof; such right shall be no greater than the right of any unsecured general creditor of the Company.

7.3. No Contract of Employment. It is expressly understood by the parties hereto that this Agreement are not intended to be an employment contract. Nothing contained in this Agreement and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, (a) a trust of any kind, or a fiduciary relationship between the Company and Optionee; or (b) a contract of employment for any term of years, or a right of Optionee to continue in the employ of the Company in any capacity.

7.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Optionee and Optionee’s successors, assigns, heirs, executors, administrators and beneficiaries. Nothing in this Section 9.4 shall be deemed to modify or waive in any manner whatsoever such prohibitions on transfer or assignment of Optionee’s rights hereunder as are contained elsewhere in this Agreement.

7.5. Amendment. Except as provided herein, this Agreement may not be amended, altered, modified or terminated except by a written instrument signed by the parties hereto, or their respective successors or assigns.

7.6. Notice. Whenever this Agreement requires that notice be given by or to the Company or Optionee, such notice shall be given to the Company at the address first set forth above (or to such other address as the Company may communicate to Optionee under this Section 7.6) and to Optionee at such address as is set forth on the books and records of the Company for the mailing of any documents with respect to Optionee as follows: (a) by personal delivery, in which case notice shall be deemed to have been given on the date of delivery; (b) by certified United States mail, in which case notice shall be deemed to have been given two (2) days after deposit of such notice with the United States Postal Service; or (c) by DHL, Federal Express, United Parcel Service, or similar internationally-recognized overnight delivery service, in which case notice shall be deemed to have been given one (I) day after deposit of such notice or instrument with such service.

7.7. Governing Law, Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect of this Agreement, shall be a court sitting in the County of Orange, or the Federal District Court for the Central District of California sitting in the County of Orange, in the State of California, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

7.8. Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular section hereof.

7.9. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

7.10. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

7.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BIOLARGO, INC.

By:	/S/DENNIS P. CALVERT
Dennis P. Calvert, President

Optionee: Charles K. Dargan II

By:	/S/CHARLES K. DARGAN II

Optionee Name: Charles K. Dargan II
Number of Shares: 300,000

Date Issued: February 10, 2017

Exercise Price: $0.69

Security #32977

ATTACHMENT “A”

DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings ascribed to them:

(a) “Award” means a grant of Options under this Agreement.

(b) “Change of Control” means the occurrence of any one of the following events:

(i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by Persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) a change in the composition of the Board, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (A) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv) any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “Person” shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c) “Fair Market Value” means, per Share on a particular date, (i)  the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by the OTC Markets, or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if on any such date the Stock is not quoted by any such organization, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Board (or the Committee); provided, however, that if the Fair Market Value as determined in accordance with the foregoing shall be different from such value as determined by Statement of Financial Accounting Standards No. 123R (or any successor or amended Statement adopted by the Financial Accounting Standards Board or its successor), then the Fair Market Value shall be determined according to the latter method.

(d) “Person” or “Persons” has the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Sections 14(d) and 15(d) thereof.

(e) “Share” or “Shares” means a share or shares, as the case may be, of Stock.

(f) “Stock” means the common stock of the Company

(g) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

NOTICE OF EXERCISE – OPTION

BioLargo Security #32977

TO:     BIOLARGO, INC.

The undersigned hereby elects to purchase shares of BioLargo, Inc. (“Company”) common stock pursuant to the terms of the attached Option, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any, as follows:

Purchase price per share: $0.69

Shares exercised (300,000 maximum): __________

CHOOSE ONE:

☐	Cash tendered in the amount of $_______________

☐

Cashless exercise: In lieu of exercising this Option by payment in cash or check, Optionee may elect to pay the Per Share Exercise Price by reducing the number of Shares issuable upon exercise of this Option in accordance with the following formula:

X =	Y(A-B)
A

Where:     X equals the number of Shares to be issued to the Optionee, Y equals the number of Shares requested to be exercised under this Option, A equals the Fair Market Value of one (1) Share of Common Stock as of the date such Option is exercised (based on closing price of common stock on date of exercise), and B equals the Per Share Exercise Price.

Unless said shares will be delivered electronically via DWAC, please issue the shares in the name of the undersigned in “book entry” form at the Company’s transfer agent.

Signature:
Investor Name: Charles K. Dargan II	Date signed

Address:
Social Security Number:

 Company use only:

 Option Expiration Date: February 10, 2027

 Date Notice of Exercise received: ______________________

 Closing stock price on date notice received: ________________

 Number of shares to issue: __________________